UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2023, we received notification from the Nasdaq Listing Qualifications staff that it has determined that the bid price of our Common Stock has closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, does not comply with Listing Rule 5550(a)(2) (the “Rule”). Further, the staff also noted that we effected an 1:35 reverse stock split on March 24, 2023, and an 1:40 reverse stock split on June 28, 2023. Because we effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we will not be afforded a 180-calendar day period to demonstrate compliance with the Rule pursuant to Listing Rule 5810(c)(3)(A)(iv).

As a result, our Common Stock will be delisted from The Nasdaq Capital Market. In that regard, unless we request an appeal of such determination, trading of our Common Stock will be suspended at the opening of business on November 7, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove our Common Stock from listing and registration on The Nasdaq Stock Market. We intend to request an appeal for such determination. During such appeal, our Common Stock will continue to be listed on The Nasdaq Stock Market.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: October 30, 2023

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